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                                                                      EXHIBIT 11
                 HEALTHDYNE TECHNOLOGIES, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                Three Months Ended     Nine Months Ended
                                                   September 30,         September 30,
                                                ------------------     -----------------
                                                  1997       1996       1997        1996
                                                -------     ------     ------     ------
Primary

Net earnings                                    $ 2,354      1,261      5,835      4,358
                                                =======     ======     ======     ======

Shares:
         Weighted average number of
           common shares outstanding             12,875     12,624     12,772     12,559
         Shares issuable from assumed
           exercise of options and warrants         825        206        728        404
                                                -------     ------     ------     ------

         Weighted average number of
           common shares and common
           share equivalents                     13,700     12,830     13,500     12,963
                                                =======     ======     ======     ======

Net earnings per common share
  and common share equivalent                   $   .17        .10        .43        .34
                                                =======     ======     ======     ======

Fully Diluted

Net earnings                                    $ 2,354      1,261      5,835      4,358
                                                =======     ======     ======     ======

Shares:
         Weighted average number of
           common shares outstanding as
           adjusted per primary
           computation above                     13,700     12,830     13,500     12,963

         Additional shares issuable from
           assumed exercise of options and
           warrants computed on a fully
           diluted basis                             69       --           85         36
                                                -------     ------     ------     ------

                                                 13,769     12,830     13,585     12,999
                                                =======     ======     ======     ======

Net earnings per common share
  and common share equivalent                   $   .17        .10        .43        .34
                                                =======     ======     ======     ======








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